UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       July 22, 2013

Network-1 Security Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15288	11-3027591

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

445 Park Avenue, Suite 1020, New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 829-5770

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 22, 2013, Abacus & Associates, Inc. exercised a warrant to purchase 500,000 shares of common stock of Network-1 Security Solutions, Inc. (the “Company”), at an exercise price of $2.05 per share resulting in net proceeds to the Company of $1,025,000.  In accordance with the Agreement, dated May 21, 2013, between the Company and Recognition Interface, LLC (“Recognition”), an affiliate of Abacus, entered into in connection with the Company’s acquisition of patents from Mirror Worlds, LLC, as a result of the warrant exercised by Abacus the Company is obligated to issue to Recognition, within five (5) business days of such warrant exercise, additional five (5) year warrants to purchase an aggregate of 250,000 shares of the Company’s common stock consisting of (i) warrants to purchase 125,000 shares at an exercise price of $2.10 per share and (ii) warrants to purchase 125,000 shares at an exercise price of $1.40 per share.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK-1 SECURITY SOLUTIONS, INC.

Dated: July 22, 2013	By:	/s/ Corey M. Horowitz
Name: Corey M. Horowitz
Title: Chairman & Chief Executive Officer

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